Report of Independent
Registered Public Accounting Firm


The Board of Trustees and Investors
Master Portfolio Trust:

In planning and performing our audit
of the financial statements of
U.S. Treasury Obligations Portfolio
(the "Portfolio"), a series of Master
Portfolio Trust, as of and for the
year ended August 31, 2017, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Portfolio's internal control over
financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Portfolio's internal control over
financial reporting. Accordingly, we
express no such opinion.

Management of the Portfolio is
responsible for establishing and
maintaining effective internal control
over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A fund's internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.	A fund's
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund; (2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of the fund's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned


functions, to prevent or detect
misstatements on a timely basis. A
material weakness is a deficiency, or
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Portfolio's annual
or interim financial statements will
not be prevented or detected on a
timely basis.

Our consideration of the Portfolio's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).
However, we noted no deficiencies in
the Portfolio's internal control over
financial reporting and its operation,
including controls over safeguarding
securities that we consider to be a
material weakness as defined above as
of August 31, 2017.

This report is intended solely for the
information and use of management and
the Board of Trustees of Master
Portfolio Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.



/s/KPMG LLP
New York, New York October 19, 2017